UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 3, 2024

THE J. M. SMUCKER COMPANY
(Exact name of registrant as specified in charter)

Ohio	001-05111	34-0538550
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

One Strawberry Lane
Orrville,	Ohio	44667-0280
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (330) 682-3000

Not Applicable
(Former name or former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common shares, no par value	SJM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On December 3, 2024, The J. M. Smucker Company (the “Company”) announced that it is commencing cash tender offers (each, an “Offer” and collectively, the “Offers”) to purchase up to $300 million aggregate purchase price, not including accrued and unpaid interest, of its outstanding 2.750% Senior Notes due 2041, 3.550% Senior Notes due 2050, 2.125% Senior Notes due 2032, 4.375% Senior Notes due 2045 and 5.900% Senior Notes due 2028 (collectively, the “Notes”). The Offers are being made pursuant to an Offer to Purchase, dated December 3, 2024 (the “Offer to Purchase”), which sets forth a description of the terms of the Offers. The Company expects to pay the consideration for validly tendered and not validly withdrawn Notes pursuant to the Offers with cash on hand and from the Company’s commercial paper program.

Each Offer is scheduled to expire at 5:00 p.m., New York City time, on January 2, 2025, unless extended or earlier terminated by the Company. To receive the total consideration, which includes an early tender premium of $30 per $1,000 principal amount of Notes, holders must validly tender and not validly withdraw Notes at or prior to 5:00 p.m., New York City time, on December 16, 2024 (the “Early Tender Time”). The early tender premium is included in the total consideration for each series of Notes, and does not constitute an additional or increased payment. Notes validly tendered may not be validly withdrawn after 5:00 p.m., New York City time, on December 16, 2024, unless such deadline is extended with respect to the applicable Offer. The Company expects to settle payments for Notes validly tendered and not validly withdrawn and accepted for purchase at or prior to the Early Tender Time on December 19, 2024. A copy of the press release announcing the launch of the Offers is attached hereto as Exhibit 99.1 and the information set forth therein is incorporated herein by reference.

Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC are serving as dealer managers for the Offers.

The information in this Form 8-K filed pursuant to Item 8.01 is neither an offer to purchase nor a solicitation of an offer to sell securities. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such offer, solicitation, or sale would be unlawful.

Item 9.01 Financial Statements and Exhibits.

(d)Exhibits

Exhibit Number	Exhibit Description
99.1	Press Release, dated December 3, 2024.
104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE J. M. SMUCKER COMPANY

By:	/s/ Jeannette L. Knudsen
Name: Jeannette L. Knudsen
Title: Chief Legal Officer and Secretary

Date: December 3, 2024

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